Exhibit 107

Calculation of Filing Fee Tables

Schedule 13E-3

(Form Type)

TDCX Inc.

(Name of the Issuer and Name of Person Filing Statement)

Table 1 – Transaction Value

	Transaction Valuation	Fee Rate	Amount of Filing Fee

Fees to Be Paid	US$143,855,035.20(1)	0.0001476(2)	US$21,233.00

Fees Previously Paid	–

Total Transaction Valuation	US$143,855,035.20

Total Fees Due for Filing			US$21,233.00

Total Fees Previously Paid

Total Fee Offsets

Net Fee Due			US$21,233.00

(1)

Calculated solely for the purpose of determining the filing fee in accordance with Rule 0-11(b)(1) under the Securities Exchange Act of 1934. The filing fee is calculated based on the sum of the aggregate cash payment for the proposed per-share cash payment of US$7.20 for 19,979,866 outstanding Ordinary Shares of the issuer (including shares represented by ADSs) subject to the transaction as of March 1, 2024.

(2)

The amount of the filing fee calculated in accordance with the Exchange Act of 1934 equals US$147.60 for each US$1,000,000 of transaction value. The filing fee was calculated in accordance with Rule 0-11 under the Exchange Act.